Amendment to the Mutual Fund Services Agreement
               between CCMI Funds and Unified Fund Services, Inc.
                              dated August 4, 2003.



                                    EXHIBIT A
                                Portfolio Listing

CCMI Bond Fund
CCMI Equity Fund
CCMI North Carolina Tax-Exempt Bond Fund



























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Agreed and Approved:

CCMI Funds, Inc.                            Unified Fund Services, Inc.

By: /s/ Carol J. Highsmith                  By:  /s/ David A. Bogaert
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    Carol J. Highsmith                           David A. Bogaert

Date: 12/16/03                              Date: 12/16/03
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